Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements on Form S-3 and S-8 of our report dated February 26, 2016, relating to the consolidated financial statements of The Blackstone Group L.P. and subsidiaries (“Blackstone”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of the Financial Accounting Standards Board’s amended consolidation guidance as of January 1, 2015) and the effectiveness of Blackstone’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Blackstone for the year ended December 31, 2015:

•	Registration Statement No. 333-157632 (Common Units Representing Limited Partnership Interests) on Form S-3

•	Registration Statement No. 333-151853 (Common Units Representing Limited Partnership Interests) on Form S-3

•	Registration Statement No. 333-202359 (The Blackstone Group L.P. Amended and Restated 2007 Equity Incentive Plan) on Form S-8

•	Registration Statement No. 333-194234 (The Blackstone Group L.P. Amended and Restated 2007 Equity Incentive Plan) on Form S-8

•	Registration Statement No. 333-186999 (The Blackstone Group L.P. Amended and Restated 2007 Equity Incentive Plan) on Form S-8

•	Registration Statement No. 333-179775 (The Blackstone Group L.P. Amended and Restated 2007 Equity Incentive Plan) on Form S-8

•	Registration Statement No. 333-172451 (The Blackstone Group L.P. Amended and Restated 2007 Equity Incentive Plan) on Form S-8

•	Registration Statement No. 333-165115 (The Blackstone Group L.P. 2007 Equity Incentive Plan) on Form S-8

•	Registration Statement No. 333-157635 (The Blackstone Group L.P. 2007 Equity Incentive Plan) on Form S-8

•	Registration Statement No. 333-143948 (The Blackstone Group L.P. 2007 Equity Incentive Plan) on Form S-8.

/s/ DELOITTE & TOUCHE LLP

New York, New York

February 26, 2016